Exhibit 10.12.3
                                                                 ---------------

                     American Bankers Insurance Group, Inc.

                                 March 30, 2001

Accom, Inc
1490 O'Brien Drive
Menlo Park, CA 94025
Attn:    Junaid Sheikh

     Accom, Inc. - Amended and Restated Third Amendment Agreement and Waiver

Dear Sirs:

                  We refer you to (i) the Senior Subordinated Convertible Notes due March 12, 2004, (the "Notes") of Accom, Inc. (the "Company") issued March 12, 1999 to the persons listed on Annex I to the Purchase Agreement (as herein defined) (the "Holders") in the amounts set forth opposite the names of such persons on said Annex I, as amended, (ii) the Note Purchase Agreement, dated as of March 12, 1999 (the "Purchase Agreement") among the Company and the Holders and (iii) the Third Amendment Agreement and Waiver (the "Original Third Amendment Agreement"), dated as of January 29, 2001 (the "January Effective Date"), amending and waiving certain provisions of the Notes. Capitalized terms used herein without definition shall have the same meanings herein as specified in the Notes and the Purchase Agreement, as applicable, without giving effect to this Amended and Restated Third Amendment Agreement and Waiver ("Amended Third Amendment Agreement").

                  On October 25, 2000, the American Bankers Insurance Group, Inc. ("ABIG"), as the Holder of at least 50% of the aggregate outstanding principal amount of the Notes, waived through September 30, 2000 certain Events of Default under Section 13(c) of the Notes that had occurred due to failure on the part of the Company to comply with the covenants contained in Section 11(k) and 11(l) of the Notes for a period of more than 30 days (the "Existing Events of Default") pursuant to a September 2000 Agreement of Waiver dated as of such date (the "September 2000 Waiver"). Subsequently, the Company and ABIG entered into the Original Third Amendment Agreement, pursuant to which the Holders agreed to grant a further limited waiver of the Existing Events of Default through March 31, 2001 (the "Basic Waiver") and, under certain circumstances, through September 30, 2001(the "Original Extended Waiver"). The Company has requested that the Holders agree to extend the Original Extended Waiver through December 31, 2001 (the "Extended Waiver"), and in connection therewith, the parties to the Original Third Amendment Agreement have agreed (i) to make further amendments to the Notes, and (ii) in furtherance thereof, to amend and restate the Original Third Amendment in its entirety, as set forth herein.

              1. Basic Waiver Relating to the Existing Events of Default. Pursuant to Section 12 of the Notes, compliance by the Company with the covenant contained in Section 11(1) and the covenant contained in Section 11(k) of the Notes is hereby waived for all periods through and including March 31, 2001; provided, however, that unless the Extended Waiver shall have become effective, the Company shall be required to comply with said covenants, as in effect after giving effect to this Amended Third Amendment Agreement, on and as of June 30, 2001 without regard to the 30-day grace period contained in
                   Section 13(c) of the Notes.

              2.   Extended  Waiver  Relating to the Existing Events of Default.
                   (a) Pursuant to Section 12 of the Notes, subject as set forth in paragraph (b) below, compliance by the Company with the covenant contained in Section 11(1) and the covenant contained in Section 11(k) of the Notes will be waived, from and as of the effective date specified in Section 5(b) for all periods thereafter through and including December 31, 2001; provided, however, that the Company shall be required to comply with said covenants, as in effect after giving effect to this Amended Third Amendment Agreement, on and as of January 31, 2002, without regard to the 30-day grace period contained in Section 13(c) of the Notes.

                   (b) The Waiver set forth in paragraph (a) above is contingent upon the Company having obtained, on or prior to June 30, 2001, a binding commitment (the "New Senior Commitment") from a senior lender to make loans to the Company from and after such date in at least the same amount and on terms and conditions substantially as favorable (including the terms and conditions on which the Notes shall be subordinated to loans made to the Company pursuant to the New Senior
                   Commitment) as the terms and conditions applicable to the Company's existing arrangements with the Provident Bank, except that the maturity date of the New Senior Commitment shall be no earlier than January 31, 2002, it being understood that an extension of such existing arrangements until such date shall be deemed to satisfy this condition.

              3. Amendment to the Notes. Pursuant to Section 12 of the Notes, each of the Notes is hereby amended, with effect from September 30, 2000, as follows:

                           (i) Section 5(a)(i).  Section 5(a)(i) of the Notes is
                   hereby   amended  by   deleting  it  in  its   entirety   and
                   substituting therefor the following new Section 5(a)(i):

                           "(i) The  Common  Stock,  $.001  par  value  ("Common
                           Stock"), of the Company shall, at the time such notice is given, have been traded during the twenty trading days immediately preceding the date of such

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

                           prepayment, and the price per share during such period shall not at any time have been less than $3.75; and"

                           (ii) Section  5(a)(iii)(1).  Section  5(a)(iii)(1) of
                   the Notes is hereby amended by deleting the number "200,000" in the last line thereof and substituting therefor the number "150,000".

                           (iii)  Section  5(b).  Section  5(b) of the  Notes is
                   hereby   amended  by   deleting  it  in  its   entirety   and
                   substituting therefor the following new Section 5(b)

                           "(b) On and at any time after the first anniversary of the Closing Date, upon notice given as provided in
                           Section 6, the Company may, at its option, prepay all or any portion of the Notes at 122.5% of the principal amount thereof so to be prepaid."

                           (iv) Section 10(a). Section 10(a) of the Notes is hereby amended by deleting the dollar amount "$1.30" in the sixth line thereof and substituting therefor the dollar amount "$1.00".

                           (v) Section 11(k). Section 11(k) of the Notes is hereby deleted in its entirety and the following new Section 11(k) substituted therefor:

                            "The Company and its subsidiaries, on a consolidated
                           basis, shall not have, for any period of twelve consecutive months (each such period being a "Test Period" and the last day of each Test Period being a "Test Date") ending at any time after the date hereof, a ratio of (x) EBITDA to (y) total interest expense, in each case for such Test Period, less than
                           1.5 to 1."

                           (vi) Section 13(h). Section 13(h) of the Notes is hereby deleted in its entirety and the following new Section 13(h) substituted therefor:

                           "the Company or any subsidiary shall default in the payment when due of any principal of or interest on any Indebtedness (other than the Notes) for money borrowed in excess of $100,000 in aggregate principal amount, beyond the period of grace, if any, provided in the instrument or agreement evidencing or under which the Company or any subsidiary has outstanding such Indebtedness, or default, as defined in any such instrument or agreement, shall occur, the effect of which is to cause, or permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity."

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

              4. Representations and Warranties of the Company. The Company represents and warrants to each Holder as follows:

                           (i) Organization, Qualifications and Corporate Power.
                   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                           (ii) Authorization of Agreements; Etc.. Each of (a) the execution and delivery by the Company of this Amended Third Amendment Agreement and (b) the performance by the Company of its obligations under the Notes as amended hereby have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instrument to which the Company is a party or by which it or its properties or assets is bound or affected, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument, or result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                           (iii) Validity. This Amended Third Amendment Agreement has been duly executed and delivered by the Company and constitutes, and each of the Notes, as amended hereby, will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                           (iv) Actions Pending,  Etc. There is no action,  suit
                   or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties or rights, before any court or by or before any governmental body or arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company, nor to the knowledge of the Company, does there exist any basis for any action, suit, investigation or proceeding against the Company which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no actions, suits, proceedings or claims pending before or by any court, arbitrator, regulatory authority or government agency against or affecting the Company that might enjoin the transactions contemplated by this Amended Third Amendment Agreement.

                           (v) No Default.  After giving  effect to this Amended
                   Third Amendment Agreement, no Event of Default or event which, with the giving of notice or the lapse of time would constitute an Event of Default, has occurred and is continuing.

                           (vi)   Conversion   Price.   The   Conversion   Price
                   immediately prior to September 30, 2000, without giving effect to this Amended Third Amendment Agreement, was $1.30.

              5. Conditions Precedent. (a) The Basic Waiver and amendments to the Notes contained in Section 1 and Section 3 hereof, respectively, shall be deemed to have become effective as of the January Effective Date, with effect as specified therein, subject to the satisfaction of the following conditions precedent as of the date hereof:

                           (i) Power and  Authorization.  The Holders shall have
                   received a Secretary's Certificate, dated the date hereof, certifying that (i) attached thereto are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Amended Third Amendment Agreement the performance by the Company of its obligations under the Notes, as amended hereby, (ii) said resolutions are all the resolutions adopted by the Board of Directors of the Company in connection with the transactions contemplated thereby and are in full force and effect without modification as of such date and (iii) as to the incumbency and signatures of its officers executing this Amended Third Amendment Agreement.

                           (ii) Interest. The Holders shall have received all interest owed and currently due, if any, on the Notes as amended hereby.

                           (iii) Expenses. The Holders shall have received payment in full of their out-of-pocket expenses incurred through the date of this Amended Third Amendment Agreement, including, but not limited to, the fees and expenses of counsel to the Holders.

                           (viii)  Other  Documents.   The  Holders  shall  have
                   received such other documents, in form and substance satisfactory to the Holders and their counsel, as it may request.

                           (b) The Extended Waiver contained in Section 2 hereof
                   shall automatically become effective, with effect as specified therein, as of the date on which each of the following conditions shall have been satisfied:

                           (i) The Basic Waiver shall have become effective,  as
                   provided herein.

                           (ii) On or prior to June 30, 2001,  the Holders shall
                   have received evidence reasonably satisfactory to them that the New Senior Commitment shall have been obtained by the Company, as provided in Section 2(b) hereof.

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

                           (iii) On or prior to June 30,  2001,  the New  Senior
                   Commitment and all documents executed and delivered by the Company in connection therewith shall have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company, or any provision of any material indenture, agreement or other instrument to which the Company is a party or by which it or its properties or assets is bound or affected, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument, or result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, other than liens, charges or encumbrances created pursuant to such documents.

                           (iv) As of the date on which the other conditions set
                   forth in this paragraph (b) shall have been satisfied, there shall be no action, suit or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties or rights, before any court or by or before any governmental body or arbitration board or tribunal, nor will there be any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company, nor to the knowledge of the Company, will there exist any basis for any action, suit, investigation or proceeding against the Company which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and there shall be no actions, suits, proceedings or claims pending before or by any court, arbitrator, regulatory authority or government agency against or affecting the Company that might enjoin the transactions contemplated by this Amended Third Amendment Agreement.

                           (v) After giving effect to the transactions contemplated by the New Senior Commitment and the Extended Waiver, no Event of Default or event which, with the giving of notice or the lapse of time would constitute an Event of Default, shall have occurred and be continuing.

              6. Events of Default. It is understood and agreed that failure to comply with any provision of this Amended Third Amendment Agreement by the Company shall be deemed to constitute an Event of Default under the Notes, as amended hereby.

              7. Effect of Amendments; Confirmation by Company. Except as expressly provided herein, nothing contained in this Amended Third Amendment Agreement shall affect or be deemed to affect any provisions of the Notes, and, except only to the extent that they may be varied hereby, the Company hereby ratifies and confirms all of its agreements and obligations contained in the Notes and the Purchase Agreement. The waiver granted hereunder shall not entitle the Company to any other waiver in the same or similar circumstances, and the Holders reserve all of their rights and remedies under the Notes with respect to any Event of Default or event which, with the giving of notice or the lapse of time, would constitute an Event of Default, other than the Existing Events of Default, to the extent waived hereunder and under all previous waivers granted to the Company by the Holders.

                  If the foregoing is acceptable to you, please so indicate by signing and returning the attached copy of this letter to counsel to the Holders at Reboul, MacMurray, Hewitt, Maynard & Kristol, Attention: Isabel Barzun, 45 Rockefeller Plaza, New York, New York 10111.

                                    Very truly yours,

                                    AMERICAN BANKERS INSURANCE GROUP, INC.



                                    By:  /s/  LEONARDO GARCIA
                                         --------------------
                                              Leonardo Garcia

AGREED AND ACCEPTED
as of this 28th day of March, 2001

ACCOM, INC.


By:  /s/  JUNAID SHEIKH
     ------------------
          Junaid Sheikh


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